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     As filed with the Securities and Exchange Commission on August 22, 1997

                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                -----------------

                           ENDOCARDIAL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                             41-1724963
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

     1350 Energy Lane, Suite 110
          St. Paul, Minnesota                      55108
(Address of principal executive offices)         (Zip Code)


                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                James W. Bullock
                                  President and
                             Chief Executive Officer
                           ENDOCARDIAL SOLUTIONS, INC.
                           1350 Energy Lane, Suite 110
                            St. Paul, Minnesota 55108
                     (Name and address of agent for service)

                                 (612) 644-7890
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                     Proposed     Proposed
  Title of                           maximum      maximum
securities             Amount to     offering     aggregate        Amount of
  to be                   be         price per    offering       registration
registered            Registered     share(1)     price(1)           fee
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Common Stock
($.01 par value)    200,000 shares   $12.75       $2,250,000         $773
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(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on August 19, 1997.

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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by Endocardial Solutions, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act of 1933") on March 20, 1997.

          (b)  Not applicable.

          (c) The description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company on March 13, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

          Article 7 of the Company's Amended Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit.

          Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 145 of the Delaware General Corporation Law are contained in the Company's Amended Bylaws.

                                      II-2

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Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

          4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-20677).

          4.2 Amended Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-20677).

          5.1  Opinion and Consent of Dorsey & Whitney LLP

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

          24.1 Power of Attorney

Item 9.  UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic

                                      II-3

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reports filed by the registrant pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-4

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 20th day of August, 1997.


                                        Endocardial Solutions, Inc.

                                        By    /s/ James W. Bullock
                                           ------------------------------------
                                        James W. Bullock
                                        President and  Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of August, 1997.

          Signature                          Title
          ---------                          -----

    /s/ James W. Bullock           President, Chief Executive
----------------------------       Officer and Director
James W. Bullock                   (principal executive officer)



   /s/ Dennis J. McFadden          Chief Financial Officer and Vice President,
----------------------------       Finance
Dennis J. McFadden                 (principal financial and accounting officer)


            *                      Director
----------------------------
Graydon E. Beatty


            *                      Director
----------------------------
Ronald H. Kase


            *                      Director
----------------------------
Peter H. McNerney


            *                      Director
----------------------------
James E. Daverman


            *                      Director
----------------------------
Robert G. Hauser, M.D.


            *                      Director
----------------------------
Steven R. LaPorte


*By    /s/ James W. Bullock
     -----------------------
       James W. Bullock
       Attorney-in-Fact

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                                  EXHIBIT INDEX



Exhibit
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4.1       Amended and Restated Certificate of Incorporation (Previously filed)

4.2       Amended Bylaws (Previously filed)

5.1       Opinion and Consent of Dorsey & Whitney LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1      Power of Attorney